Exhibit 99.1
Dollar Tree Announces Planned Merchandising Leadership Succession
Brent Beebe to be promoted to Chief Merchandising Officer;
Rick McNeely to retire in April 2026

Chesapeake, Va. – Sept. 9, 2025 – Dollar Tree, Inc. (NASDAQ: DLTR), today announced that Brent Beebe, Senior Vice President of Merchandising and Marketing, will be promoted to Chief Merchandising Officer effective April 2026. He will succeed Rick McNeely, who will retire next spring following a distinguished career with Dollar Tree and across the retail industry. Mr. Beebe is joining the company’s executive leadership team and will partner closely with Mr. McNeely over the next eight months to ensure a smooth and seamless transition.

“With more than 20 years of merchandising leadership, Brent has already made a significant impact at Dollar Tree,” said Mike Creedon, CEO, Dollar Tree. “He has led key initiatives that delivered strong results, strengthened collaboration across teams, and enhanced our customer value proposition. As incoming Chief Merchandising Officer, he will continue to drive our merchandising strategy forward.”

Mr. Creedon went on to say, “We are also deeply grateful to Rick for his many contributions to Dollar Tree, including his leadership in expanding our assortment, pioneering the ‘treasure hunt’ shopping experience, and positioning our business for sustained growth.”

Mr. Beebe joined Dollar Tree in 2020 after serving as Executive Vice President at Seattle-based Bartell Drugs. He also held senior merchandising roles at Jo-Ann Stores and Fred Meyer, a banner of The Kroger Company. He holds a Bachelor of Science degree from Oregon State University and previously served on the board of the Global Market Development Center (GMDC) and its Education Leadership Council.

“I am honored to be named Dollar Tree’s incoming Chief Merchandising Officer and grateful for the leadership team’s trust in me,” said Mr. Beebe. “Working alongside Rick during this transition is a privilege, and I look forward to building on the strong foundation he established. Together with our talented merchandising organization, we will continue to strengthen our assortment for customers and deliver results for the business.”

Mr. McNeely, who joined Dollar Tree in 2008, has been instrumental in expanding the company’s merchandise assortment, strengthening supplier relationships, and driving growth. “It has been an honor to serve as Chief Merchandising Officer at Dollar Tree and conclude my career in such a meaningful role,” said Mr. McNeely. “I am proud of what we have accomplished together and having coached Brent over the past five years, I’m confident that he will lead the business to even greater heights.”

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our plans and expectations regarding our leadership team and other plans, objectives, expectations (financial and otherwise) and intentions. All such statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 26, 2025 and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

About Dollar Tree, Inc.
Dollar Tree Inc. (NASDAQ: DLTR), headquartered in Chesapeake, VA, is one of North America’s largest and most loved value retailers, known for delivering great value, convenience, and a “thrill-of-the-hunt” discovery shopping experience. With a team of approximately 150,000 associates, Dollar Tree operates more than 9,000 stores and 18 distribution centers across 48 contiguous states and five Canadian provinces under the brands Dollar Tree and Dollar Tree Canada. The company is committed to being a responsible steward of its business – supporting its people, serving its communities, and creating lasting value. Additional information about Dollar Tree can be found at www.DollarTree.com.

Investors:
Robert A. LaFleur
Senior Vice President, Investor Relations
investorinfo@dollartree.com

Media:
Kate Kirkpatrick
Vice President, Communications
mediainquiries@dollartree.com

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